UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Amendment No. 1

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☒	Preliminary Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

ORGANICELL REGENERATIVE MEDICINE, INC.

(Name of Registrant as Specified in its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5)	Total fee paid:

☐	Fee paid previously with Preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.

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(4)	Date Filed:

ORGANICELL REGENERATIVE MEDICINE, INC.

3321 College Avenue, Suite 246

Davie FL 33314

The board of directors (the “Board”) of Organicell Regenerative Medicine, Inc.  (“we,” “us,” “our” or the “Company”) has decided to withdraw the preliminary information statement filed on September 29, 2023 and instead proceed with a reverse stock split of the Company’s issued and outstanding shares of common stock in a ratio of up to one-for 300, with the final ratio to be determined by the Board, as described in the definitive information statement filed on August 14, 2023 and subsequently mailed to stockholders of record as of the close of business on July 31, 2023.